EXHIBIT 24
POWERS OF ATTORNEY
     Each person whose signature appears below hereby authorizes Richard W. Parod, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, the Registration Statement on Form S-8 for the Company’s Employment Agreement with Richard W. Parod and any post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

Signature	Title	Date

/s/ David B. Downing David B. Downing	Chief Financial Officer, Treasurer, Secretary, Vice President-Finance	December 4, 2006

/s/ Tim J. Paymal Tim J. Paymal	Corporate Controller	December 7, 2006

Director
Howard G. Buffett

/s/ Michael N. Christodolou Michael N. Christodolou	Director and Chairman of the Board	November 3, 2006

/s/ Larry H. Cunningham Larry H. Cunningham	Director	December 4, 2006

/s/ William F. Welsh II William F. Welsh II	Director	October 29, 2006

/s/ J. David McIntosh J. David McIntosh	Director	October 28, 2006

/s/ Michael C. Nahl Michael C. Nahl	Director	December 4, 2006